                                                                     Exhibit 5.2

         [LETTERHEAD OF PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE]




                             April 2, 1997

W.R. Berkley Corporation
W.R. Berkley Capital Trust
165 Mason Street
Greenwich, CT  06836-2518

    RE:  W.R. Berkley Corporation
         W.R. Berkley Capital Trust
         Registration Statement on Form S-4
         File No. 333-20871

Ladies and Gentlemen:

    We have acted as special Delaware counsel to W.R. Berkley Capital Trust, a Delaware business trust (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 filed by W.R. Berkley Corporation, a Delaware corporation ( the "Company"), and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of, among other securities, an aggregate of 210,000 8.197% Capital Securities (liquidation amont of $1,000 per security) of the Trust (the "Capital Securities"). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

    In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of (a) the Amended and Restated Declaration of Trust of the Trust dated and effective as of December 20, 1996 by the Company, as sponsor, The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), John
D. Vollaro, Anthony J. Del Tufo and Robert S. Gorin, as administrative trustees (each an "Administrative Trustee") and by the holders from time to time of undivided beneficial interests in the Trust issued pursuant thereto

W.R. Berkley Corporation                                           April 2, 1997
W.R. Berkley Capital Trust                                            Page 2



(the "Declaration"); (b) the Certificate of Trust of the Trust, which was filed by this firm with the Office of the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on December 11, 1996 (the "Certificate"); (c) the form of the Capital Securities; (d) the Registration Rights Agreement dated December 20, 1996 among the Company, the Trust and the Initial Purchasers (as defined therein) (the "Registration Rights Agreement"); (e) the Registration Statement on Form S-4 as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on January 31, 1997 and Amendment No. 1 thereto to be filed with the Commission on April 2, 1997 (such Registration Statement, as so amended being hereinafter referred to as the "Registration Statement"); and
(f) a certificate of good standing with respect to the Trust obtained from the Delaware Secretary of State. (The foregoing are collectively referred to herein as the "Reviewed Documents"). In rendering this opinion, we have not received or reviewed any other documents including any document that is referred to in or incorporated by reference into the Reviewed Documents.

    In our review, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies of original documents, the genuineness of all signatures on such documents, and the legal capacity of all natural persons. We have relied on the facts, which we assume to be correct, contained in the Reviewed Documents, as well as the facts recited herein. All capitalized terms used herein, other than those defined herein, are intended to have the respective meanings set forth in the Declaration.

    For purposes of this opinion, we have assumed (i) that each of the Declaration, the Certificate, and the Registration Rights Agreement constitute the entire agreement among the parties thereto with respect to the subject matter thereof, and that such agreements are in full force and effect, have not been amended and no amendment of such agreements is pending or has been proposed, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the Reviewed Documents (other than the Trust) under the laws of the jurisdiction governing its organization or formation, (iii) that each of the Parties to the Reviewed Documents (other than the Trust) has the capacity, power and authority to execute and deliver, and to perform its obligations under, such documents,
(iv) the due authorization of the execution, delivery and performance of the Reviewed Documents by the parties thereto (other than the Trust) and the due execution and delivery of the Reviewed Documents by the parties thereto, (v) that the Declaration and the Registration

W.R. Berkley Corporation                                           April 2, 1997
W.R. Berkley Capital Trust                                            Page 3

Rights Agreement constitute the valid and binding agreements of the parties thereto (other than the Trust) and are enforceable against the parties thereto (other than the Trust) in accordance with their terms, (vi) no action has been taken to dissolve or terminate the Trust, the Company, the Delaware Trustee or the Property Trustee, and no event of withdrawal has occurred with respect to the Property Trustee or the Delaware Trustee and (vii) the Trust will be operated in accordance with the terms of the Declaration and each of the Holders will act in its capacity as a Holder in accordance with the terms of the Declaration. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

    This opinion is based upon the application of Delaware law, including the Delaware Business Trust Act, 12 DeL.C. Ch. 38 (the "Delaware Act") and the General Corporation Law of the State of Delaware, 8 DeL.C. Ch.1 (the "DGCL"), to the matters set forth below which are the laws of the Delaware normally applicable to such matters (with the exception that the Delaware Securities Act may be applicable to such matters, but we have been expressly asked not to consider such law). We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

    Based upon the foregoing, subject thereto, and in reliance thereon, we are of the opinion that, under Delaware law:

         1. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Registration Statement becomes effective and the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

    2. The Holders (as defined in the Declaration) of the Capital Securities (the "Capital Security Holders"), as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as is extended to stockholders of private corporations for profit organized

W.R. Berkley Corporation                                           April 2, 1997
W.R. Berkley Capital Trust                                            Page 4


    under the DGCL. We note that the Capital Security Holders may be obligated to make payments as set forth in the Declaration.

    Except as set forth below, this opinion is for your sole benefit and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to reliance on this opinion by Willkie Farr & Gallagher in connection with any opinion or advice which they shall render with respect to the Trust or the Company. We hereby consent to the use of our name under the heading "Validity of New Securities" in the prospectus which forms a part of the Registration Statement. We also consent to he filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,


                                   /s/ Prickett, Jones, Elliott,
                                         Kristol & Schnee
JHS/TAM/mml